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                                                                      EXHIBIT 23

KPMG LETTERHEAD



                         Consent of Independent Auditors

Board of Directors
Pall Corporation:

We consent to incorporation by reference in Pall Corporation's Registration Statements Nos. 33-25640, 33-44399, 33-51151, 33-64751, 333-68371, 333-82469 and
333-87655 on Form S-8, and Registration Statement No. 333-17417 on Form S-3, of our reports dated August 30, 2000, relating to the consolidated balance sheets of Pall Corporation and subsidiaries as of July 29, 2000 and July 31, 1999 and the related consolidated statements of earnings, stockholders' equity and cash flows and related schedule for each of the years in the three-year period ended July 29, 2000, which reports are incorporated by reference or appear in the annual report on Form 10-K of Pall Corporation for the fiscal year ended July 29, 2000.

                                              /s/ KPMG LLP
                                              ------------
                                                  KPMG LLP

Melville, New York
October 26, 2000